Exhibit 2.35

SECOND SUPPLEMENTAL INDENTURE

Dated as of

November 28, 2024

Between

ALIBABA GROUP HOLDING LIMITED

as Company

and

CITICORP INTERNATIONAL LIMITED

as Trustee

2.80% NOTES DUE 2029

SECOND SUPPLEMENTAL INDENTURE dated as of November 28, 2024 between Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company”), and Citicorp International Limited, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of November 28, 2024 (the “Base Indenture”), to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness in an unlimited aggregate principal amount to be issued from time to time in one or more series (such Base Indenture, as supplemented and amended by this Second Supplemental Indenture, herein referred to as the “Indenture”);

WHEREAS, the Company has duly authorized the issuance of CNY5,000,000,000 aggregate principal amount of 2.80% Notes due 2029 (ISIN: HK0001082178; CMU Instrument No.: CILHFN24119) (the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Second Supplemental Indenture pursuant to Section 13.01 of the Base Indenture to establish the terms and the form of the Notes in accordance with Sections 2.01, 3.01 and 3.03 of the Base Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid and legally binding and enforceable agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Notes by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Notes, each party agrees and covenants as follows:

ARTICLE I

SCOPE AND DEFINITIONS

Section 1.01. Scope. The changes, modifications and supplements to the Base Indenture effected by this Second Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Section 1.02. Definitions.

(a)
Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture.
(b)
As used herein, the following additional defined terms shall have the following meanings with respect to the Notes only and be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“Additional Notes” has the meaning provided in Section 2.01(c).

“Base Indenture” has the meaning provided in the recitals hereof.

“Second Supplemental Indenture” means this instrument.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of the Independent Investment Bank, a PRC Government Bond whose maturity is closest to the maturity of the applicable Notes to be redeemed, or if such Independent Investment Bank in its discretion considers that such similar bond is not in issue, such other PRC Government Bond as such Independent Investment Bank may, with the advice of three brokers of, and/or market makers in, any PRC Government Bond selected by such Independent Investment Bank, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the applicable Notes to be redeemed, if they were to be purchased at such price on the fifth Business Day prior to the date fixed for redemption or the date of accelerated payment, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (Hong Kong time) on such Business Day as determined by the Independent Investment Bank.

“Independent Investment Bank” means an investment bank of recognized standing that is a primary dealer in PRC Government Bonds, appointed by the Company.

“Initial Notes” has the meaning provided in Section 2.01(c).

“Make-Whole Amount” means an amount determined by the Company on the fifth Business Day before the Redemption Date pursuant to Section 2.02 that is equal to the sum of (i) the present value of the principal amount of the Notes to be redeemed, assuming a scheduled repayment thereof on the date of Stated Maturity for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such date of Stated Maturity for payment of principal on such Notes (exclusive of interest accrued to the Redemption Date), in each case discounted to such Redemption Date an annual basis (Actual/Actual (ICMA)) at the Comparable Government Bond Rate plus 15 basis points.

“Notes” has the meaning provided in the recitals hereof.

“PRC Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed.

“PRC Government Bond(s)” means any bond issued by the Central People’s Government of The People’s Republic of China.

“Offering Memorandum” means the offering memorandum dated November 19, 2024, relating to the offering of the Notes.

“Registrar” means Citicorp International Limited or its successor as registrar under the Indenture.

Section 1.03. Rules of Construction. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)
The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(b)
references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Second Supplemental Indenture, unless the context otherwise requires;
(c)
the words “including” and words of similar import when used in this Indenture shall mean “including, without limitation”;
(d)
references to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of the Notes (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations; and
(e)
“or” is not exclusive.

ARTICLE II

THE NOTES

Section 2.01. Terms of the Notes. The Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the Notes:

(a)
The Notes shall constitute a separate series of Securities under the Base Indenture having the title “2.80% Notes due 2029.”
(b)
The Notes shall be issued at a price of 100% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.
(c)
The aggregate principal amount of the Notes (the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be CNY5,000,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional Notes”) having the same terms and conditions as the Initial Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date). Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture. All references to the “Notes” shall include the Initial Notes and any Additional Notes unless the context otherwise requires. The aggregate principal amount of Notes that can be issued under this Second Supplemental Indenture shall be unlimited.
(d)
The entire outstanding principal of the Notes shall be payable on November 28, 2029.
(e)
The rate at which the Notes shall bear interest shall be 2.80% per year. The date from which interest shall accrue on the Notes shall be November 28, 2024, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be May 28 and November 28 of each year, beginning May 28, 2025. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the Clearing System Business Day immediately prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 365-day year. “Clearing System Business Day” means a day on which the CMU is open for business.

(f)
The Notes shall be issuable in whole in the form of one or more definitive, fully registered Global Securities without interest coupons, and the Depository for such Global Securities shall be CMU. The Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The Notes shall be denominated in CNY and, notwithstanding Section 3.02 of the Base Indenture, shall be issuable in minimum denominations of CNY1,000,000 or any integral multiples of CNY10,000 in excess thereof.
(g)
The Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the Notes, as provided in Section 2.02.
(h)
The Notes will not have the benefit of any sinking fund.
(i)
Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.
(j)
The Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law).

Section 2.02. Optional Redemption.

(a)
The provisions of Article IV of the Base Indenture, as amended by the provisions of this Second Supplemental Indenture, shall apply to the Notes.
(b)
The Company may, at any time prior to October 28, 2029, upon giving not less than 30 days’ nor more than 60 days’ notice to Holders of the Notes (which notice shall be irrevocable), the Trustee and the CMU Lodging and Paying Agent, redeem the Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of such Notes to be redeemed and (y) the Make-Whole Amount, plus, in each case, accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that the aggregate principal amount of the Notes remaining outstanding after redemption in part shall be CNY1,000,000 or an integral multiple of CNY10,000 in excess thereof.
(c)
The Company may, at any time from and after October 28, 2029 upon giving not less than 30 days’ nor more than 60 days’ notice to Holders of the Notes (which notice shall be irrevocable), the Trustee and the CMU Lodging and Paying Agent, redeem the Notes at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).
(d)
If the Redemption Date pursuant to this Section 2.02 is on or after the relevant Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, to the Redemption Date pursuant to this Section 2.02 shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.
(e)
The Company or any of its Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes that the Company or its Affiliates purchase may, in the discretion of the Company, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Section 2.03. NDRC Post-issuance Filings. The Company shall notify the Trustee if the Company does not file or cause to be filed with the National Development and Reform Commission of the PRC (the “NDRC”) the requisite information or documents required to be filed with the NDRC in respect of the Notes within the relevant prescribed timeframe after the Closing Date in accordance with the Administrative Measures for the Review and Registration of Medium- and Long-Term Foreign Debt of Enterprises (企業中長期外債審核登記管理辦法(國家發展和改革委員會令第56號)) issued by the NDRC and effective from February 10, 2023, and/or any applicable implementation rules, reports, certificates, approvals or guidelines as may be issued by the NDRC from time to time (the “Post-Issuance Filings”). Such notification to the Trustee will be made within 10 PRC Business Days after such failure to complete any of the Post-Issuance Filings.

The Trustee shall have no obligation or duty to monitor or ensure the Post-Issuance Filings on or before the relevant deadline or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with the Post-Issuance Filings and/or the relevant documents evidencing the Post-Issuance Filings or any translation thereof or to give notice to the Holders confirming the completion of the Post-Issuance Filings, and shall not be liable to Holders or any other person for not doing so.

Section 2.04. Terms Specific to the Notes. Section 13.02(a)(x) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“reduce the amount of the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described in Section 2.02 of the Second Supplemental Indenture or as described in Section 4.07 and Section 5.06 of the Base Indenture whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event” if applicable).”

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01. Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Second Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.

Section 3.02. Severability. If any provision in this Second Supplemental Indenture or in the Notes shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions in this Second Supplemental Indenture or in the Notes shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 3.03. Conflicts with Base Indenture. In the event that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the express provisions of the Base Indenture, such provision of the Second Supplemental Indenture shall prevail.

Section 3.04. Benefits of Indenture. Nothing in this Second Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this Second Supplemental Indenture or the Base Indenture or any covenant, condition, stipulation, promise or agreement hereof or thereof, and all covenants, conditions, stipulations, promises and agreements contained herein or therein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 3.05. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.06. Governing Law; Waiver of Trial by Jury. This Second Supplemental Indenture and the Notes shall be governed by, and construed in accordance with the laws of the State of New York.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECOND SUPPLEMENTAL INDENTURE OR THE NOTES.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

ALIBABA GROUP HOLDING LIMITED, as Company

By:	/s/ Toby Hong Xu
Name: Toby Hong Xu
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

CITICORP INTERNATIONAL LIMITED, as Trustee

By:	/s/ Anni Dai
Name: Anni Dai
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[if a Global Security]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

[if a Definitive Security]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR AND THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[if represented by a global note unless otherwise agreed to by the Company (or unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act):]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE NOTES AND THE CLOSING, AS DEFINED IN THE PURCHASE AGREEMENT DATED NOVEMBER 19, 2024 (THE “DISTRIBUTION COMPLIANCE TERMINATION DATE”), EXCEPT, (A) TO ALIBABA GROUP HOLDING LIMITED (THE “COMPANY”), (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSON IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND MAY BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DISTRIBUTION COMPLIANCE TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL INFORM EACH PERSON TO WHOM IT TRANSFERS THE NOTES OF ANY RESTRICTIONS ON TRANSFER OF THE NOTES.

Alibaba Group Holding Limited

2.80% Notes due 2029

PRINCIPAL AMOUNT: CNY_____________

CMU Instrument No.: CILHFN24119

ISIN: HK0001082178

No.: S-

Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to the Hong Kong Monetary Authority as operator of the Central Moneymarkets Unit Service, or registered assigns, the principal sum of CNY _______________________ (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on November 28, 2029, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 2.80% per annum.

Interest Payment Dates: May 28 and November 28 of each year, commencing on May 28, 2025.

Record Date: The Clearing System Business Day immediately preceding each Interest Payment Date.

[if a Definitive Security: Record Date: May 13 or November 13 immediately preceding an Interest Payment Date].

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Registrar under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Alibaba Group Holding Limited has caused this Note to be duly executed.

ALIBABA GROUP HOLDING LIMITED

By:
Name:
Title:

REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

Date of authentication:_________________	CITICORP INTERNATIONAL LIMITED,
as Registrar

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

ALIBABA GROUP HOLDING LIMITED

2.80% Notes due 2029

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “2.80% Notes due 2029” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of November 28, 2024 (the “Base Indenture”), duly executed and delivered by and between the Company and Citicorp International Limited, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the Second Supplemental Indenture, dated as of November 28, 2024 (the “Second Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Second Supplemental Indenture is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

1.
Interest. The Company promises to pay interest until maturity (unless the Notes are redeemed or repurchased in full prior to maturity) on the principal amount of this Note at a rate of 2.80% per annum. The date from which interest shall accrue on the Notes shall be November 28, 2024, or the most recent Interest Payment Date to which interest has been paid or provided for. The Company will pay interest semi-annually in arrears on May 28 and November 28 of each year, beginning May 28, 2025. In any case in which an Interest Payment Date, Redemption Date, Maturity or other payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day. Any payment made on such Business Day will have the same force and effect as if made on the date on which the payment is due and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 365-day year. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 10 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.
2.
Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest, if any), to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if such Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date. Payment of interest on the Notes shall be made, in the currency of the PRC that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the CMU Lodging and Paying Agent, by wire transfer to an account designated by the Holder.
3.
CMU Lodging and Paying Agent and Registrar. Initially, Citicorp International Limited will act as CMU Lodging and Paying Agent, Transfer Agent and Registrar. The Company may change or appoint any CMU Lodging and Paying Agent, Transfer Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

4.
Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “2.80% Notes due 2029,” initially limited to CNY in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Second Supplemental Indenture. Requests may be made to: Alibaba Group Holding Limited, 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, Attn: Company Secretary at legalnotice@list.alibaba-inc.com.
5.
Redemption and Repurchase. The Notes are subject to optional redemption, and are the subject of a Triggering Event Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
6.
Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of CNY1,000,000 or any integral multiple of CNY10,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any Transfer Agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase upon a Triggering Event Offer, except for the unredeemed and unpurchased portion of any Note being redeemed or repurchased in part.
7.
Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.
8.
Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Holders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Holders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.
9.
Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.
10.
No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.
11.
Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Registrar.
12.
Governing Law. The Base Indenture, the Second Supplemental Indenture and this Note shall be governed by, and construed in accordance with the laws of the State of New York.

13.
CMU Instrument Numbers and ISIN Numbers. The Company has caused CMU Instrument Numbers and ISIN numbers to be printed on the Notes, and the Trustee, the CMU Lodging and Paying Agent, the Transfer Agent and the Registrar may use CMU Instrument Numbers and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT

To assign this Note, fill in the form below: I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.06 of the Base Indenture, check the box below:

Section 5.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.06 of the Base Indenture, state the amount you elect to have purchased:

CNY____________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is CNY__________. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)

* Insert in Global Notes.